DRINKER BIDDLE & REATH LLP
                              1345 CHESTNUT STREET
                             PHILADELPHIA, PA 19107
                                  June 7, 1999

The Community Reinvestment Act Qualified Investment Fund
1751 West Cypress Creek Road
Ft. Lauderdale, FL  33309

     RE:  Registration Statement on Form N-1A
          -----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to The Community Reinvestment Act Qualified Investment Fund, a Delaware business trust (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission of the Trust's Registration Statement on Form N-1A and Pre-Effective Amendments Nos. 1 and 2 thereto under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

     The Trust is authorized to issue an unlimited number of shares of beneficial interest (the "Shares"), with no par value. The Board of Trustees of the Trust has the power to create and establish one or more series or classes of Shares and to classify or reclassify any unissued Shares with respect to such series or classes.

     We have reviewed the Trust's Agreement and Declaration of Trust, By-Laws, actions of its trustees and initial shareholder, and such other legal and factual matters as we have deemed appropriate. We have assumed that the Shares have been or will be issued against payment therefor as described in the Trust's Prospectus.

     The opinion is based exclusively on the Delaware Business Trust Act and the federal law of the United States of America.

     Based upon the foregoing, it is our opinion that the Shares of the Trust, when issued as described in the prospectus for the Trust, will be validly issued, fully paid and non-assessable by the Trust, and that the holders of the Shares of the Trust will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also trustees of the Trust).

The Community Reinvestment Act Qualified Investment Fund
June 7, 1999
Page 2

     We hereby consent to the filing of this opinion as an exhibit to Pre-Effective Amendment No. 2 the Trust's Registration Statement on Form N-1A.

                                        Very truly yours,

                                        /s/ Drinker Biddle & Reath LLP
                                        DRINKER BIDDLE & REATH LLP